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                 COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

                                                                    EXHIBIT 99.2

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Comprehensive Care Corporation (the "Company") on Form 10-Q for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on April 11, 2003 (the "Report"), Robert J. Landis, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                       /s/ Robert J. Landis
                                       -----------------------------------------
                                       Robert J. Landis
                                       Chief Financial Officer
                                       April 11, 2003

This certification accompanies this Report pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Comprehensive Care Corporation and will be retained by Comprehensive Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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